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                                                                     EXHIBIT 4.3


                             SUPPLEMENTAL INDENTURE

                       TO INDENTURE DATED AUGUST 15, 1997



         THIS SUPPLEMENTAL INDENTURE dated as of October 23, 1998, is delivered pursuant to Section 4.11 of the Indenture dated as of August 15, 1997 (as heretofore or hereafter modified and supplemented and in effect from time to time, the "1997 Indenture") among OUTDOOR COMMUNICATIONS, INC., a Delaware corporation, certain of its subsidiaries (the "Guarantors") and FIRST UNION NATIONAL BANK, a national banking corporation, as Trustee (the "Trustee") (all terms used herein without definition having the meanings ascribed to them in the 1997 Indenture).

         The undersigned hereby agrees that:

         1. The undersigned are Guarantors under the 1997 Indenture with all of the rights and obligations of the Guarantors thereunder.

         2. The undersigned have granted, ratified and confirmed, in the form and substance of Exhibit B to the 1997 Indenture, the Guarantee provided for by
Article XI of the 1997 Indenture.

         3. The undersigned hereby represent and warrant that the representations and warranties set forth in the 1997 Indenture, to the extent relating to the undersigned as Guarantors, are correct on and as of the date hereof.

         4. All notices, requests and other communications provided for in the 1997 Indenture should be delivered to the undersigned at the following address:

                  Keith A. Istre
                  Vice President - Finance and
                  Chief Financial Officer
                  Lamar Advertising Company and its Subsidiaries
                  5551 Corporate Blvd.
                  Baton Rouge, LA 70808

         5. A counterpart of this Supplemental Indenture may be attached to any counterpart of the 1997 Indenture.

         6. This Supplemental Indenture shall be governed by and construed in accordance with the internal laws of the State of New York.






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         IN WITNESS WHEREOF, the undersigned have caused this Supplemental
Indenture to be duly executed as of the day and year first above written.

                                   Guarantors:

                                   LAMAR ADVERTISING OF GREENVILLE, INC.


                                   By: /s/ Kevin P. Reilly, Jr.
                                      -----------------------------------------
                                       Kevin P. Reilly, Jr., President

Attest:
By: /s/ Charles W. Lamar, III
   ---------------------------------
   Charles W. Lamar, III, Secretary

Accepted:

FIRST UNION NATIONAL BANK,
as Trustee

By: /s/ Shawn Bednasek
   ----------------------------------
Title:  Vice President
      -------------------------------




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                  SCHEDULE OF ADDITIONAL SUBSIDIARY GUARANTORS

INTERSTATE LOGOS, INC.
THE LAMAR CORPORATION
LAMAR ADVERTISING OF MOBILE, INC.
LAMAR ADVERTISING OF COLORADO SPRINGS, INC.
LAMAR ADVERTISING OF SOUTH MISSISSIPPI, INC.
LAMAR ADVERTISING OF JACKSON, INC.
LAMAR TEXAS GENERAL PARTNER, INC.
LAMAR ADVERTISING OF SOUTH GEORGIA, INC.
LAMAR TENNESSEE LIMITED PARTNER, INC.
TLC PROPERTIES, INC.
TLC PROPERTIES II, INC.
LAMAR PENSACOLA TRANSIT, INC.
LAMAR ADVERTISING OF YOUNGSTOWN, INC.
NEBRASKA LOGOS, INC.
OKLAHOMA LOGO SIGNS, INC.
MISSOURI LOGOS, INC.
OHIO LOGOS, INC.
UTAH LOGOS, INC.
TEXAS LOGOS, INC.
MISSISSIPPI LOGOS, INC.
GEORGIA LOGOS, INC.
SOUTH CAROLINA LOGOS, INC.
VIRGINIA LOGOS, INC.
MINNESOTA LOGOS, INC.
MICHIGAN LOGOS, INC.
NEW JERSEY LOGOS, INC.
FLORIDA LOGOS, INC.
KENTUCKY LOGOS, INC.
NEVADA LOGOS, INC.
TENNESSEE LOGOS, INC.
KANSAS LOGOS, INC.
LAMAR ADVERTISING OF HUNTINGTON - BRIDGEPORT, INC.
LAMAR ADVERTISING OF PENN, INC.
LAMAR ADVERTISING OF MISSOURI, INC.
LAMAR ADVERTISING OF MICHIGAN, INC.
LAMAR ELECTRICAL, INC.
LAMAR ADVERTISING OF SOUTH DAKOTA, INC.
LAMAR ADVERTISING OF WEST VIRGINIA, INC.
LAMAR ADVERTISING OF ASHLAND, INC.
AMERICAN SIGNS, INC.
LAMAR TEXAS LIMITED PARTNERSHIP
LAMAR TENNESSEE LIMITED PARTNERSHIP
LAMAR TENNESSEE LIMITED PARTNERSHIP II
LAMAR AIR, L.L.C.
TLC PROPERTIES, L.L.C.





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